Exhibit 10.3

RENEWAL OF

EMPLOYMENT AGREEMENT BETWEEN

GREGORY A. DUNCAN AND

SUSQUEHANNA BANCSHARES, INC.

As of February 28, 2004, the employment of Gregory A. Duncan is hereby deemed to be renewed for three (3) years under the terms and conditions per the Employment Agreement dated March 12, 2001 (but effective as of February 28, 2001), as amended.

The base salary as per Section 4.1 will be $316,020.00 per year.

SUSQUEHANNA BANCSHARES, INC.
Attest:

/s/ Lisa M. Cavage	By:	/s/ Edward Balderston, Jr.
Secretary and Counsel	Edward Balderston, Jr.
EVP & Chief Administrative Officer

[SEAL]